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                                                               EXHIBIT 10.1

                                COMMERCIAL LEASE

        This Lease, effective September 1, 1995, is made between Zig Zag, a Joint Venture, ("Lessor"), and The Men's Wearhouse, Inc., a Texas corporation ("Lessee").

        Lessee hereby offers to lease from Lessor the land and building situated in the City of Houston, County of Harris, State of Texas, described as 5507 Renwick, Houston, Texas, 77081 ("Premises"), upon the following terms and conditions.

        1. TERM AND RENT

        Lessor hereby leases the Premises for a term of ten (10) years, commencing September 1, 1995 and terminating on August 31, 2005, or sooner as provided herein. "Lease Year" shall be the period September 1 through and including August 31. Lesser shall pay to Lessor rent, as set forth below, in equal monthly installments in advance on the first day of each month for that month's rental, during the term of the Lease. All rental payments shall be made to Lessor at the address specified below. Rent for the initial Lease Year shall be $6,700 per month. Thereafter, on or before the first day of August of each successive Lease Year during the term, the Lessor shall establish rent for the following Lease Year. For each Lease Year commencing after August 31, 1996, the monthly rent shall be an amount, determined in good faith by Lessor, equal to one-twelfth (1/12) of the debt service and operating costs anticipated for such year. In connection with the annual redetermination of rent, the Lessor shall also determine the difference, if any, between monthly rent paid and the actual debt service and operating costs paid by Lessor during the then-current Lease Year, and shall adjust monthly rent for the following Lease Year to reflect such underpayment or overpayment, if any; provided, however, that monthly rent shall not be less than $6,500 ("the Floor") or greater than $7,500 ("the Cap"). In the event that either the Floor or the Cap (as the case may be) does not allow for the full recapture of any underpayment or overpayment during the following Lease Year, then the amount which is not recovered during the such year shall be carried forward and included as an adjustment to monthly rent for the next succeeding Lease Year(s), until fully utilized; provided, however, that the rent for each Lease Year shall be subject to the Floor and the Cap. Any overpayment or underpayment not fully credited during the lease term shall be determined by the Lessor monthly, within thirty (30) days after the end of the lease term and paid by Lessor or Lessee, as the case may be, within fifteen
(15) days after written notice from Lessor.

        2. USE

        Lessee shall use and occupy the Premises for purposes related to the sale of clothing, furnishings, accessories, and shoes, including but not limited to the supply and distribution of the foregoing, and for any reasonably comparable use. Lessor represents that the Premises may lawfully be used for such purpose. The Premises shall be used for no other purpose without Lessor's consent, which consent shall not be unreasonably withheld or delayed.

        3. CARE AND MAINTENANCE OF PREMISES

        Lessee acknowledges that the Premises are in good order and repair. Lessee shall, at its own expense, maintain the Premises in a good and safe condition, including plate glass, electrical wiring, plumbing and heating installations and any other system or equipment upon the Premises and shall surrender the same, at termination hereof, in as good condition as received, normal wear and tear excepted. Lessee shall also maintain in good condition such portions adjacent to the Premises, such as sidewalks, driveways, lawns and shrubbery, which would otherwise be required to be maintained by Lessor.

        4. ALTERATIONS

        Lessee shall not, without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld or delayed, make any alterations, additions, or improvements, in, to or about the Premises.

        5. ORDINANCES AND STATUTES

        Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Premises, occasioned by, Lessees use of or alterations to the Premises.


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        6. ASSIGNMENT AND SUBLETTING

        Lessee shall not assign this Lease or sublet any portion of the Premises without the prior written consent of the Lessor, which shall not be unreasonably withheld or delayed. Any such assignment or subletting without consent shall be void and, at the option of the Lessor, Lessor may terminate this Lease. Notwithstanding the above to the contrary, Lessee may assign this Lease with notice to but without Lessor's consent in the event of a sale or other transfer of all or substantially all of the stock and/or assets of Lessee and Lessee may assign this Lease to a subsidiary or other entity affiliated with Lessee.

        7. UTILITIES

        All applications and connections for utility services to the Premises shall be made in the name of Lessee only, and Lessee shall be solely liable for utility charges as they become due, including those for sewer, water, gas, electricity, and telephone services.

        8. ENTRY AND INSPECTION

        Lessee shall permit Lessor or Lessor's agents to enter upon the Premises at reasonable times and upon reasonable notice for the purpose of inspecting the same, and shall permit Lessor at any time within sixty (60) days prior to the expiration of this Lease, to place upon the Premises any usual "To Let" or "For Lease" signs.

        9. INDEMNIFICATION

        Excepting claims arising out of the negligence of or breach of this Lease by Lessor or its agents, Lessor shall not be liable for any damage or injury to Lessee, or any other person, or to any property, occurring on the Premises or any part thereof, and Lessee agrees to hold Lessor harmless from any claims for damages.

        10. INSURANCE

        Lessee, at its expense, shall maintain public liability insurance including, bodily injury and property damage insuring Lessee and Lessor with minimum coverage as is customary for lessees of similar real property in Houston, Texas. Lessee shall provide Lessor with a Certificate of Insurance showing Lessor as an additional insured. The Certificate shall provide for a ten (10) day written notice to Lessor in the event of cancellation or material change of coverage. To the maximum extent permitted by insurance policies which may be owned by Lessor or Lessee, Lessee and Lessor, for the benefit of each other, waive any and all rights of subrogation which might otherwise exist.

        11. EMINENT DOMAIN

        If the Premises or any part thereof, or any other part of the building materially affecting Lessee's use of the Premises, shall be taken by eminent domain, this Lease shall terminate on the date when title vests pursuant to such taking. The rent, and any additional rent, shall be apportioned as of the termination date, and any rent paid for any period beyond that date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a claim for any taking of fixtures and improvements owned by Lessee and for moving expenses.

        12. DESTRUCTION OF PREMISES

        In the event of a partial destruction of the Premises during the term hereof, from any cause, Lessor shall forthwith, provided that such repairs can be made within sixty (60) days under existing governmental laws and regulations, repair the Premises to its condition existing before such partial destruction, and such partial destruction shall not terminate this Lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Lessee on the Premises. If such repairs cannot be made within said sixty (60) days, Lessor, at its option, may make the same within a reasonable time, this Lease continuing in effect with the rent proportionately abated as aforesaid, and in the event that Lessor shall not elect to make such repairs which cannot be made within sixty (60) days, this Lease may be terminated at the option of either party. In the event that the building in which the Premises may be situated is destroyed to an extent of not less than one-third (1/3) of the replacement cost thereof, Lessor may elect to terminate this Lease whether the Premises be injured or not. A total destruction of the building in which the Premises may be situated shall terminate this Lease.

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        13.  LESSOR'S REMEDIES ON DEFAULT

        If Lessee defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions hereof, Lessor may give Lessee notice of such default and if Lessee does not cure any such default within five (5) days after the giving of such notice (or if such other default is of such nature that it cannot be completed cured within such period, if Lessee does not commence such cure within thirty (30) days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Lessor may terminate this Lease on not less than thirty (30) days notice to Lessee. On the date specified in such notice the term of this Lease shall terminate, and Lessee shall then quit and surrender the Premises to Lessor, but Lessee shall remain liable as hereinafter provided. If this Lease shall have been so terminated by Lessor, Lessor may at any time thereafter resume possession of the Premises by any lawful means and remove Lessee or other occupants and their effects. No failure to enforce any term by either party shall be deemed a waiver by such party.

        14.  TAXES

        Lessee shall be responsible for the current payment of all real estate taxes imposed against the Premises.

        15.  COMMON AREA EXPENSES

        Lessee shall be responsible for any and all costs and expenses relating to the maintenance of the Premises, excepting structural repairs and replacements, which costs shall be borne solely by Lessor.

        16.  ATTORNEYS FEES

        In case suit should be brought for recovery of the Premises, or for any sum due hereunder, or because of any act which may arise out of the possession of the Premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including reasonable attorney's fees and costs.

        17.  NOTICES

        Any notices which either party may or is required to give, shall be given by mailing the same, postage prepaid, to Lessee at the Premises, or Lessor at the address shown below, or at such other places as may be designated by the parties from time to time.

        18.  SUCCESSORS AND ASSIGNS

        This Lease shall be binding upon and inure to the benefit of the heirs, assigns and successors in interest to the parties.

        19.  SUBORDINATION

        This Lease is and shall be subordinated to all existing and future liens and encumbrances against the property on which the Premises is situated.

        20.  ENTIRE AGREEMENT

        The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties.

LESSEE:                                        LESSOR:

The Men's Wearhouse, Inc.                      Zig Zag
a Texas Corporation                            a Joint Venture


By: /s/  David Edwab                           By: /s/  George Zimmer
    ------------------------                       ---------------------------
     David Edwab                                   George Zimmer, Trustee
     Chief Operating and Financial Officer

     5803 Glenmont                                 5803 Glenmont
     Houston, Texas 77081                          Houston, Texas 77081
     Attn: Gary Ckodre                             Attn: Gary Ckodre